Exhibit 5.2

THOMPSON & KNIGHT LLP

ATTORNEYS AND COUNSELORS ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO ————— ALGIERS LONDON MONTERREY PARIS

June 3, 2013

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We have acted as special counsel for Approach Resources Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-174318) filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2011 (the “Form S-3”) and Post-Effective Amendment No. 1 to the Form S-3 (the “Amendment” and, together with the Form S-3, the “Registration Statement”) to be filed on the date hereof by the Company and Approach Oil & Gas Inc., a Delaware corporation, Approach Services, LLC, a Delaware limited liability company, Approach Midstream Holdings LLC, a Delaware limited liability company, Approach Operating, LLC, a Delaware limited liability company, Approach Delaware, LLC, a Delaware limited liability company, and Approach Resources I, LP, a Texas limited partnership (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”). The Amendment relates to the issuance and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of guarantees (the “Guarantees”) by the Subsidiary Guarantors of senior or subordinated debt securities (the “Debt Securities”) of the Company. Any Guarantees are to be issued pursuant to the form of Senior Indenture (the “Senior Indenture”) and the form of Subordinated Indenture (together with the Senior Indenture, the “Indentures”) that are filed as exhibits to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and the forms of the Indentures. We have also examined originals or copies of such other records of the Subsidiary Guarantors, certificates of public officials and of officers or other representatives of the Subsidiary Guarantors and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)	The genuineness of all signatures.

(ii)	The authenticity of the originals of the documents submitted to us.

Approach Resources, Inc.

June 3, 2013

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)	That, at the time when the Guarantees are issued:

(A) The applicable Indenture shall have been duly executed and delivered by the parties thereto in the form reviewed by us, the Debt Securities related to such Guarantees and such Guarantees shall have been duly issued and such Indenture and such Debt Securities shall constitute valid, binding and enforceable obligations of each party thereto.

(B) Each Subsidiary Guarantor shall be an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(C) Each Subsidiary Guarantor shall have full power to execute, deliver and perform its obligations under the applicable Indenture and to issue the Guarantees.

(D) The execution, delivery and performance by each Subsidiary Guarantor of the applicable Indenture and the issuance of the Guarantees, shall have been duly authorized by all necessary action (corporate, limited liability company or partnership, as applicable) and shall not contravene its certificate or articles of incorporation or certificate of formation, by-laws, limited liability company or limited partnership agreement or other organizational documents, as applicable.

(E) The execution, delivery and performance by each Subsidiary Guarantor of the applicable Indenture and the issuance of the Guarantees, shall not:

(1) violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2) result in any conflict with or breach of any agreement or document binding on it of which guaranteed party has knowledge, has received notice or has reason to know.

(F) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) is required for the due execution, delivery or performance by any Subsidiary Guarantor of the applicable Indenture or the Guarantees, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

Approach Resources, Inc.

June 3, 2013

(G) The Registration Statement and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H) A supplement (a “Prospectus Supplement”) to the prospectus included in the Registration Statement shall have been prepared and filed with the Commission describing the Guarantees.

(I) The Guarantees shall have been issued, sold and paid for in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J) The applicable Indenture, the Guarantees and the related Debt Securities shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Indenture, the Guarantees and such Debt Securities and the issuance of such Debt Securities would involve at least the minimum amounts specified in such Section for it to be applicable.

(K) The Guarantees shall have been duly executed and delivered by the Subsidiary Guarantors and, if applicable, duly authenticated or countersigned pursuant to the applicable Indenture.

(L) The terms of the Guarantees and the related Debt Securities shall have been duly established in conformity with the applicable Indenture.

(M) The applicable Indenture and, if applicable, the related Guarantees, have been duly qualified under the Trust Indenture Act of 1939, as amended

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion, with respect to the applicable Indenture and the Guarantees registered under the Registration Statement, that, when issued, such Guarantees shall have been legally issued and such Guarantees and, when entered into, such Indenture shall constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

The opinion set forth above is subject to the following qualifications and exceptions:

Approach Resources, Inc.

June 3, 2013

(a) Our opinion is limited to the laws, rules and regulations of the State of New York, including all applicable provisions of the constitution of each the State of New York and reported judicial decisions interpreting such laws, rules and regulations, and we do not express any opinion herein concerning any other laws.

(b) Our opinion is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinion is subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to the enforceability of:

(i) Indemnification provisions, or of waiver, release or exculpation provisions contained in the Indentures to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct or to the extent that such provisions relate to rights to punitive, exemplary or similar damages.

(ii) Any waiver of defenses by a guarantor in any Guarantee or either Indenture.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Amendment. We also consent to the reference of our firm under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Guarantees. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Thompson & Knight LLP

RHS/WPW/JWH/JEB